CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-174385 of the Plainsboro Funds on Form N-1A of our report dated September 28, 2011, relating to the financial statement of the Plainsboro China Fund (the “Fund”) appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading "Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/Meyler & Company, LLC

Middletown, New Jersey

October 6, 2011